Exhibit 5.1
February 13, 2026
Figure Technology Solutions, Inc.
100 West Liberty Street, Suite 600
Reno, Nevada 89501
To the addressee set forth above:
We have acted as local Nevada counsel to Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-291591) (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus contained therein (the “Prospectus”), relating to (i) the sale by the Company of up to 4,230,000 shares (the “Blockchain Shares”) of the Company’s Series A Blockchain Common Stock, par value $0.0001 per share (the “Blockchain Stock”), (ii) the sale by the selling stockholders named in the Prospectus of up to 4,230,000 shares (the “Selling Stockholder Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (iii) the issuance by the Company of up to 4,230,000 shares (the “Conversion Shares”, and together with the Blockchain Shares and the Selling Stockholder Shares, the “Shares”) of the Class A Common Stock, issuable upon conversion of the Blockchain Shares, all pursuant to an underwriting agreement by and among the Company, the selling stockholders named therein, and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named therein or as sales agents (the “Underwriting Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the numbered opinion paragraphs below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.
For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement (including the Prospectus), (ii) the articles of incorporation (including the certificate of designation establishing the Blockchain Stock (the “Certificate of Designation”)) and the bylaws of the Company, each as amended to date (collectively, the “Governing Documents”), (iii) the form of the Underwriting Agreement filed as an exhibit to the Registration Statement, and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and other documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

Figure Technology Solutions, Inc.
February 13, 2026

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the Underwriting Agreement will be executed and delivered by each party thereto, in substantially the form thereof filed as an exhibit to the Registration Statement; (ii) the obligations of each party set forth in the Underwriting Agreement will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) (A) the Company has taken or will take all corporate action required in connection with the authorization, execution and delivery of the Underwriting Agreement, and (B) except to the extent set forth in the numbered opinion paragraphs below, all Shares will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the Underwriting Agreement ((iii)(A) and (iii)(B), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (iv) except to the extent set forth in the numbered opinion paragraphs below, the statements of fact and representations and warranties set forth in the documents we have reviewed, including the Underwriting Agreement, are or will at all relevant times be, true and correct as to factual matters; (v) at no time will the total number of shares of Blockchain Stock designated pursuant to the Certificate of Designation exceed the total number of shares thereof then authorized under the Company’s articles of incorporation; (vi) after any issuance of shares of Blockchain Stock, the total number of shares of Blockchain Stock issued and outstanding, together with the total number of shares of Blockchain Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement, or otherwise, will not exceed the total number of shares of Blockchain Stock then designated under the Certificate of Designation; (vii) upon each issuance of Conversion Shares, the total number of shares of Class A Common Stock issued and outstanding, together with the total number of shares of Class A Common Stock reserved for issuance or obligated to be issued by the Company pursuant to any plan, agreement or arrangement, or otherwise (including upon conversion of any then outstanding shares of Blockchain Stock), will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s articles of incorporation; (viii) each natural person executing a document, at the time of such execution, has or will have sufficient legal capacity to do so; (ix) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (x) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Figure Technology Solutions, Inc.
February 13, 2026

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.The Shares have been duly authorized by the Company.
2.If and when all Corporate Proceedings have been taken and completed, including in respect of the issuance of the Blockchain Shares, such Blockchain Shares will be validly issued, fully paid and nonassessable.
3.The Selling Stockholder Shares are validly issued, fully paid and nonassessable.
4.If and when all Corporate Proceedings have been taken and completed, including in respect of any issuance of the Conversion Shares, and if, when and to the extent any Conversion Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Underwriting Agreement and the Certificate of Designation (including proper conversion of the relevant Blockchain Shares), and in the manner described in the Registration Statement and the Prospectus, such Conversion Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP